EXHIBIT 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Medical International Technology, Inc. for the period ending June 30, 2014, I, Karim Menassa, Principal Executive Officer and Principal Financial Officer of Medical International Technology, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report on Form 10-Q for the period ending June 30, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such quarterly report of Form 10-Q for the period ending June 30, 2014, fairly represents in all material respects, the financial condition and results of operations of Medical International Techonology, Inc.

Date: August 13th, 2014

MEDICAL INTERNATIONAL TECHOLOGY, INC.

/s/ Karim Menassa
Karim Menassa President and Chief Executive Officer, Chief Financial Officer, interim Secretary (Principal Executive and Principal Financial Officer)